QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.5

CONSENT OF PAUL A. GOULD

        The undersigned, a member of the board of directors of The DIRECTV Group, Inc. ("DIRECTV"), who has agreed to serve as a member of the board of directors of DIRECTV ("Holdings") following the completion of the transactions contemplated by the Agreement and Plan of Merger, dated as of May 3, 2009 and amended as of July 29, 2009 and October 2, 2009, entered into by and among Liberty Media Corporation, Liberty Entertainment, Inc., DIRECTV, Holdings, DTVG One, Inc. and DTVG Two, Inc., hereby grants Holdings consent to use his name in its Registration Statement on Form S-4 ("Registration Statement") and all amendments, including post-effective amendments, to the Registration Statement (or any other Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933).

/s/ PAUL A. GOULD Paul A. Gould

Los Angeles, California
October 14, 2009

QuickLinks

  Exhibit 99.5
CONSENT OF PAUL A. GOULD